EXHIBIT 10.11
FERRO CORPORATION
DEFERRED COMPENSATION PLAN
FOR NON-EMPLOYEE DIRECTORS
Effective January 1, 1995

FERRO CORPORATION
DEFERRED COMPENSATION PLAN
FOR NON-EMPLOYEE DIRECTORS
TABLE OF CONTENTS

ARTICLE I:	DEFINITIONS

ARTICLE II:	DEFERRAL OF FEES

ARTICLE III:	ADMINISTRATION

ARTICLE IV:	AMENDMENT AND TERMINATION

ARTICLE V:	MISCELLANEOUS

FERRO CORPORATION
DEFERRED COMPENSATION PLAN
FOR NON-EMPLOYEE DIRECTORS
     WHEREAS, Ferro Corporation desires to establish a deferred compensation plan for non-employee members of its Board of Directors who wish to defer all, or a part of, the fees payable for services as members of such Board of Directors; and
     WHEREAS, such deferred compensation plan was approved by Ferro Corporation on December 9, 1994;
     NOW, THEREFORE, effective as of January 1, 1995, Ferro Corporation establishes the Ferro Corporation Deferred Compensation Plan for Non-Employee Directors as hereinafter set forth.

ARTICLE I
DEFINITIONS
     For the purposes hereof, the following words and phrases shall have the meanings indicated.
     1.1. “ACCOUNT” shall mean the account established in accordance with Article II hereof to which a Participant’s deferred Fees are credited.
     1.2. “BENEFICIARY” shall mean any person designated by a Participant in accordance with the Plan to receive distribution of all or a portion of the remaining balance of the Participant’s Account in the event of the death of the Participant prior to receipt by the Participant of the Stock credited to the Participant’s Account.
     1.3. “CORPORATION” shall mean Ferro Corporation, an Ohio corporation, and its corporate successors, including the surviving corporation resulting from any merger of Ferro Corporation with any other corporation or corporations.
     1.4. “DEFERRAL ELECTION AGREEMENT” shall mean (subject to the provisions of Article II hereof) an irrevocable written election to defer Fees signed by the Director in the form provided by the Corporation.
     1.5. “DIRECTOR” shall mean any non-employee member of the Board of Directors of the Corporation.
     1.6. “FEES” shall mean the total fees payable by the Corporation to a Director during a Year for services rendered during such Year as a Director.
     1.7. “PARTICIPANT” shall mean any Director who has at any time elected to defer the receipt of Fees in accordance with Article II hereof.
     1.8. “PLAN” shall mean this Ferro Corporation Deferred Compensation Plan for Non-Employee Directors effective January 1, 1995 as set forth herein, together with all amendments hereto.
     1.9. “STOCK” shall mean common stock, par value $1.00 per share, of the Corporation.
     1.10. “TRUST” shall mean the trust maintained pursuant to the terms of the Ferro Corporation Deferred Compensation Plan for Non-Employee Directors Trust Agreement effective as of January 1, 1995, entered into between the Corporation and the Trustee.
     1.11. “TRUSTEE” shall mean the trustee of the Trust, initially D. Thomas George, or any successor.
     1.12. “YEAR” shall mean the calendar year.

ARTICLE II
DEFERRAL AND PAYMENT OF FEES
     2.1. ELIGIBILITY; ELECTION TO DEFER. Any Director may elect to defer receipt of all or a specified portion of his or her Fees for any Year in accordance with the provisions of this Article II and become a Participant.
     A Director who desires to defer receipt of all or a specified portion of his or her Fees for any Year must complete and deliver to the Corporation a Deferral Election Agreement, no later than the last day of the Year PRIOR TO the Year for which the Fees would otherwise be earned and paid; provided, however, that any Director hereafter elected to the Board of Directors of the Corporation who was not a Director on the preceding December 31 may make an election to defer payment of Fees for the Year in which he or she is elected to the Board of Directors by delivering such Deferral Election Agreement to the Corporation within thirty (30) days after becoming a Director. A Director who timely delivers the Deferral Election Agreement to the Corporation shall thereupon become a Participant. A Participant’s Deferral Election Agreement shall continue to be effective from Year to Year until terminated or modified by written notice of the Participant to the Corporation. A termination or modification of an existing Deferral Election Agreement must be delivered prior to the beginning of the Year for which such termination or modification is to be effective; and amounts credited to the Account of a Participant prior to the effective date of such modification or termination shall not be affected thereby.
     2.2. ACCOUNTS. The Corporation shall maintain an Account for each Participant to which the Fees deferred by each Participant shall be credited. The Corporation shall thereafter, at the time when such Fees would have been payable if such Director were not a Participant, contribute an amount of cash equal to such deferred Fees to the Trust to enable the Trustee to invest such cash in Stock under the Ferro Corporation Dividend Reinvestment and Stock Purchase Plan. As provided in the Trust, the Trustee shall maintain separate accounts under the Trust attributable to each Participant’s Account and the Trust assets (including earnings thereon) allocated to such separate accounts shall, as provided in the Trust, be separately invested by the Trustee in the Ferro Corporation Dividend Reinvestment and Stock Purchase Plan.
     2.3. AMOUNT DEFERRED; DURATION OF DEFERRAL. A Participant shall designate on the Deferral Election Agreement filed pursuant to Section 2.1 the amount of his or her Fees that are to be deferred for a Year. Such deferred Fees shall be held in the general funds of the Corporation and shall be credited to a separate Account established in the name of such Participant in accordance with the provisions of Section 2.2 hereof. Such deferral of Fees shall continue until payment of the amounts credited to the Participant’s Account shall be made in accordance with the following provisions:
     (a) The Stock then credited to a Participant’s Account and allocated to the Trust’s separate account attributable thereto shall be distributed in kind to the Participant (or, if applicable to the Participant’s Beneficiary) in shares of Stock as soon as administratively feasible after (i) the nine (9) month anniversary of the date on which the Participant ceases to be a Director, or (ii) the date of the Participant’s death.

     (b) In the event of the death of a Participant, the Stock then credited to his or her Account, and allocated to the Trust’s separate account attributable thereto, shall be distributed to the Beneficiary or Beneficiaries designated in writing signed by the Participant in the form provided by the Corporation; in the event there is more than one Beneficiary, such form shall include the proportion to be paid to each Beneficiary and indicate the disposition of such share if a Beneficiary does not survive the Participant; in the absence of any such designation, such distribution shall be divided equally among all other Beneficiaries. A Beneficiary designation may be changed at any time prior to the Participant’s death by the Participant’s execution and delivery of a new Beneficiary designation form. The form on file with the Corporation at the time of the Participant’s death which bears the latest date shall govern. In the absence of a Beneficiary designation or the failure of any Beneficiary to survive the Participant, the Stock credited to the Participant’s Account shall be distributed to the Participant’s estate after the appointment of an executor or administrator. In the event of the death of any Beneficiary after the death of a Participant, any remaining amount of the distribution shall be distributed to the estate of such Beneficiary after the appointment of an executor or administrator for such estate.
     2.4. STATEMENT. Each Participant shall receive a statement of the Stock credited to his or her Account not less often than annually.
     2.5. TAXES. In the event any taxes are required by law to be withheld or paid from any payments made pursuant to this Plan, the Corporation or the Trustee shall deduct such amounts from such payments and transmit such withheld amounts to the appropriate taxing authorities.

ARTICLE III
ADMINISTRATION
     The Plan shall be administered by the Corporation as an unfunded plan that is not intended to meet the qualification requirements of Section 401 of the Internal Revenue Code of 1986, as amended; and all assets of the Trust shall be held by the Trustee in the name of the Trust.
     The Corporation shall cause the administration of the Plan to be carried out through the person serving as Treasurer of the Corporation from time to time who may also be the person serving as Trustee. The Corporation shall have all such powers as may be necessary to carry out its duties under the Plan, including the power to determine all questions relating to eligibility for and the Stock credited to an Account, all questions pertaining to claims for benefits and procedures for claims review, and the power to resolve all other questions arising under the Plan, including any questions of construction. The Corporation may take such further action as the Corporation shall deem advisable in the administration of the Plan. The actions taken and the decisions made by the Corporation hereunder shall be final and binding upon all Participants and Beneficiaries.
     The number of shares of Stock credited to a Participant’s Account (and the separate accounts maintained by the Trustee under the Trust attributable to each Participant’s Account) and the number of shares of Stock to be distributed to a Participant pursuant to the terms of this Plan shall be appropriately adjusted by the Corporation (i) to reflect changes in the separate accounts maintained by the Trustee under the Trust as a result of the Trustee’s investment in Stock pursuant to the Ferro Corporation Dividend Reinvestment and Stock Purchase Plan, and (ii) in the event of changes in the outstanding stock of the Corporation by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization, and any such adjustments and determinations made by the Corporation shall be conclusive and binding on all Participants and Beneficiaries.

ARTICLE IV
AMENDMENT AND TERMINATION
     The Corporation reserves the right to amend or terminate the Plan at any time by action of its Board of Directors or a duly authorized committee thereof; provided, however, that no such action shall adversely affect the rights of any Participant to amounts previously credited to the Participant’s Account.

ARTICLE V
MISCELLANEOUS
     5.1. NONALIENATION OF ACCOUNT. No right or interest of any Participant in the Plan shall, prior to actual distribution to such Participant, be assignable or transferable in whole or in part, either voluntarily or by operation of law or otherwise, or be subject to payment of debts of any Participant or Beneficiary by execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner. No Participant or Beneficiary shall encumber or dispose of the right to receive any distribution of the shares of Stock credited to his or her Account. If a Participant or Beneficiary attempts to assign, transfer, alienate, or encumber the right to receive the shares of Stock credited to an Account hereunder or permits the same to be subject to alienation, garnishment, attachment, execution, or levy of any kind, then the Corporation, in its discretion, may hold or distribute such shares or any part thereof to or for the benefit of such Participant or Beneficiary, the Participant’s spouse, children, or other dependents or any of them, in such manner and in such proportions as the Corporation may select in its sole discretion. Any such application of the shares in an Account may be made without the intervention of a guardian. The receipt by the distributee of such distributions shall constitute a complete acquittance to the Corporation with respect thereto, and neither the Corporation, nor any officer, member, employee, or agent thereof, shall have responsibility for the proper application thereof.
     5.2. PLAN NONCONTRACTUAL. Nothing herein contained shall be construed as a commitment to or agreement with any Director to continue such person’s directorship with the Corporation, and nothing herein contained shall be construed as a commitment or agreement on the part of the Corporation to continue the directorship or the rate or amount of Fees of any such person for any period. All Directors shall remain subject to removal to the same extent as if this Plan had never been put in effect.
     5.3. INTEREST OF DIRECTOR. The obligation of the Corporation under the Plan to make distribution of shares of Stock credited to an Account merely constitutes the unsecured promise of the Corporation herein, and no Participant or Beneficiary shall have any interest in, or a lien or prior claim upon, any Stock, property or assets of the Corporation or of the Trust. Nothing contained in this Plan shall confer upon any Director or other person any claim or right to any distribution under the Plan except in accordance with the terms of the Plan.
     5.4. CLAIMS OF OTHER PERSONS. The provisions of the Plan shall in no event be construed as giving any person, firm, or corporation any legal or equitable rights against the Corporation, or the officers, employees, or directors of the Corporation, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.
     5.5. DELEGATION OF AUTHORITY. Any action to be taken by the Corporation under this Plan may be taken by the Treasurer of the Corporation.

     5.6. SEVERABILITY. The invalidity and unenforceability of any particular provision of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provisions were omitted hereunder.
     5.7. GOVERNING LAW. The provisions of the Plan shall be governed and construed in accordance with the laws of the State of Ohio.
     EXECUTED in multiple counterparts at Cleveland, Ohio, effective as of January 1, 1995, but on the date indicated below.

FERRO CORPORATION

By:

D. Thomas George, Treasurer

Date: